Exhibit h.1

[    ] Shares of Common Stock

[    ] Shares of Preferred Stock

and

[    ] Warrants to Purchase Common Stock or Preferred Stock

UNDERWRITING AGREEMENT

New York, New York

[    ]

[    ]

Ladies and Gentlemen:

Kohlberg Capital Corporation, a Delaware corporation (the “Company”), confirms its agreement with [    ] and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom [    ] are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $0.01 per share (“Common Stock”), or preferred stock, par value $0.01 per share (“Preferred Stock”), or both, or warrants (the “Warrants”) to purchase Common Stock or Preferred Stock, or both, of the Company set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase additional Securities (as hereinafter defined) to cover overallotments, if any. The Preferred Stock may be offered in the form of depositary shares (the “Depositary Shares”) represented by depositary receipts (the “Depositary Receipts”). The Warrants will be issued under one or more warrant agreements (the warrant agreement relating to any issue of Warrants to be sold pursuant to this Agreement is referred to herein as the “Warrant Agreement”) between the Company and the Warrant Agent identified in such Warrant Agreement (the “Warrant Agent”). The Common Stock and, if applicable, the Preferred Stock or the Warrants, together, if applicable, with the Depositary Shares and the Depositary Receipts are hereinafter referred to as the “Securities.” The aforesaid Securities (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the Securities subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Underwritten Securities”; and “Warrant Securities” shall mean the Common Stock or Preferred Stock issuable upon exercise of Warrants. The Common Stock, Preferred Stock and Warrants may be offered either together or separately. Each issue of Preferred Stock may vary, as applicable, as to the specific number of shares, title, issuance price, any redemption or sinking fund requirements, any conversion provisions and any other variable terms as set forth in the applicable certificate of designation (each, a “Certificate of Designation”) relating to such Preferred Stock. Each issue of Warrants may vary, as applicable, as to the title, specific number of shares of Common Stock or Preferred Stock receivable upon exercise, issuance price, exercise dates, exercise conditions and any other variable terms as set forth in the applicable Warrant Agreement relating to such Warrants.

The Company understands that the Underwriters propose to make a public offering of the Underwritten Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (File No. 333-[    ]) covering the registration of the Underwritten

Securities and certain of the Company's senior and subordinated debt securities and warrants to purchase senior and subordinated debt securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has been declared effective by the Commission (the date and time as of which the Registration Statement was declared effective by the Commission, the “Effective Date”). The Company has also filed with the Commission a preliminary prospectus supplement, dated [            ], which contains a base prospectus, dated [            ]. Each prospectus used before the Registration Statement became effective, and any prospectus that omitted the Rule 430C Information (as defined below), that was used after the Effective Date and prior to the execution and delivery of this Agreement is referred to herein as the “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430C (“Rule 430C”) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Rules and Regulations”) and Rule 497 of the Securities Act Rules and Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement pursuant to Rule 430C of the Securities Act Rules and Regulations is referred to as “Rule 430C Information.” Unless the context otherwise requires, such registration statement, including all documents filed as a part thereof, and including any Rule 430C Information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 of the Securities Act Rules and Regulations and deemed to be part of the registration statement and also including any registration statement filed pursuant to Rule 462(b) of the Securities Act Rules and Regulations (the “Rule 462(b) Registration Statement”), is herein called the “Registration Statement.” The final prospectus in the form filed by the Company with the Commission pursuant to Rule 497 of the Securities Act Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), which will include the base prospectus, dated [            ], together with a final prospectus supplement, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 filed Pursuant to Section 54(a) of the Investment Company Act (File No. 814-00735) (the “Notification of Election”) was filed with the Commission on December 5, 2006 under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act” ).

1.	Representations and Warranties.

(a)	The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof and as of each Delivery Date referred to in Section 4(b) hereof, and agrees with each Underwriter, as follows:

(i)

The Company is eligible to use Form N-2. The Registration Statement (and the Registration Statement as amended by any post-effective amendment if the Company shall have made any amendments thereto after the effective date of the Registration Statement) has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement (and the Registration Statement as amended by any post-effective amendment if the Company shall have made any amendments thereto after the effective date of the Registration Statement) has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement, the Rule 462(b) Registration Statement, if any, and any post-effective amendments thereto became effective, at the Applicable Time and at each applicable Delivery Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act, the Securities Act Rules and Regulations and the Investment Company Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued, and at each applicable Delivery Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus and each Preliminary Prospectus complied when so filed in all material respects with the Securities Act, the Securities Act Rules and Regulations and the Investment Company Act except for any corrections to any Preliminary Prospectus that are made in the Prospectus and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. As of the Applicable Time, the preliminary prospectus supplement, dated [            ], together with the prospectus, dated [            ], as filed with the SEC on [    ], and the information included on Schedule B hereto (which information the Representatives have informed the Company is being conveyed orally by the Underwriters to prospective purchasers at or prior to the Underwriters’ confirmation of sales of Underwritten Securities in the offering), all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this subsection and elsewhere in this Agreement, “Applicable Time” means [    ] (Eastern time) on [    ] or such other time as agreed by the Company and the Representatives. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or the General Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or the General Disclosure Package.

(ii)

Any written materials provided to investors by, or with the prior written approval of, the Company specifically for use in any roadshow or investor presentations made to investors by the Company in connection with the marketing of the offering of the Underwritten Securities (whether in person or electronically) (collectively, the “Marketing Materials”), considered together with the Preliminary Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All Marketing Materials complied and will comply in all material respects with the applicable requirements of the

Securities Act, the Securities Act Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Rules and Regulations”; the Exchange Act Rules and Regulations and the Securities Act Rules and Regulations, collectively, the “Rules and Regulations”), the Investment Company Act and the rules and interpretations of the Financial Industry Regulatory Authority (the “FINRA”).

(iii)	The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspended the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

(iv)	The Preliminary Prospectus and the Prospectus delivered to the Underwriters in connection with the offering was identical to the electronically transmitted copies filed with the Commission pursuant to EDGAR, except as may be permitted by Regulation S-T under the Securities Act.

(v)	The Company has been duly organized, is validly existing and is in good standing as a corporation in the State of Delaware and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Company (a “Material Adverse Effect”); the Company has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(vi)	The Company’s only subsidiaries are listed on Exhibit 21.1 of the Company’s Form 10-K for the year ended [ ] (each, a “Subsidiary” and collectively, the “Subsidiaries”) Each of the Subsidiaries has been duly organized, is validly existing as a limited liability company under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; the Subsidiaries have all limited liability company power and authority necessary to own or hold their properties and to conduct the businesses in which they are engaged.

(vii)

The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization,” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. No options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and except for subsequent issuances, if any, pursuant to this Agreement, pursuant to the Company’s Dividend Reinvestment Plan or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus and the General Disclosure Package or pursuant to the exercise of convertible securities or options referred to in the Prospectus and the General Disclosure Package. All of the limited liability company interests of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(viii)

(A) The Underwritten Securities being sold pursuant to this Agreement, the Warrant Securities issuable upon exercise of the Warrants, and, if applicable, the deposit of the Preferred Stock comprising part or all of the Underwritten Securities by or on behalf of the Company in accordance with the provisions of a Deposit Agreement (each, a “Deposit Agreement”), among the Company, the financial institution named in the Deposit Agreement (the “Depositary”) and the holders of the Depositary Receipts issued thereunder, have been duly authorized by the Company, and such Underwritten Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this agreement (this “Agreement”) and, if applicable, the Warrant Agreement (or will have been so authorized prior to each issuance of Underwritten Securities) and, when issued and delivered by the Company pursuant to this Agreement and the Warrant Agreement against payment of the consideration set forth in this Agreement and the Warrant Agreement, will be validly issued and fully paid and non-assessable; the Warrant Securities are enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law); the Underwritten Securities being sold pursuant to this Agreement and, if applicable, the Warrant Securities issuable upon exercise of the Warrants and the Depositary Receipts, conform in all material respects to the statements relating thereto contained in the Prospectus; and the issuance of the Underwritten Securities is not subject to preemptive or other similar rights of any securityholder of the Company; (B) if the Underwritten Securities are Common Stock or Preferred Stock convertible into Common Stock, the shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable and such capital stock conforms in all material respects as to legal matters to the description thereof in the Prospectus; (C) if applicable, the shares of Common Stock issuable upon conversion of any issue of the Preferred Stock will have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and when issued upon such conversion, will be validly issued, fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive rights; (D) if applicable, the Warrant Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise by all necessary corporate action and when issued upon such exercise, will be validly issued, fully paid and non-assessable, and the issuance of such shares upon such exercise will not be subject to preemptive rights; and (E) if applicable, upon execution and delivery thereof pursuant to the terms of the Deposit Agreement, the persons in whose names the Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law).

(ix)	The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(x)	(A) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid, binding and enforceable instrument of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law). (B) If applicable, the Warrant Agreement will have been duly authorized, executed and delivered by the Company prior to the issuance of any applicable Warrants, and when executed and delivered by the Warrant Agent, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law). (C) If applicable, the Deposit Agreement will have been duly authorized, executed and delivered by the Company prior to the issuance of any applicable Underwritten Securities, and when executed by the Depositary, and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law).

(xi)

The execution, delivery and performance of this Agreement and, if applicable, the Deposit Agreement and the Warrant Agreement by the Company, the consummation of the transactions contemplated hereby and, if applicable, thereby and the application of the proceeds from the sale of the Underwritten Securities as described under “Use of Proceeds” in the Registration Statement and the Prospectus will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, Katonah Debt Advisors, L.L.C., a Delaware limited liability company (“KDA”) or Kohlberg Capital Funding LLC I, a Delaware limited liability company (“Kohlberg Funding”), or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company, KDA or Kohlberg

Funding is a party or by which the Company, KDA or Kohlberg Funding is bound or to which any of the property or assets of the Company, KDA or Kohlberg Funding is subject, except for such conflicts, breaches or violations that would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) result in any violation of the provisions of the charter or bylaws or other organizational documents of the Company, KDA or Kohlberg Funding; or (C) to the knowledge of the Company, KDA or Kohlberg Funding, result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, KDA or Kohlberg Funding or any of their properties or assets.

(xii)	No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company, KDA or Kohlberg Funding or any of their properties or assets is required to be obtained by the Company for the execution, delivery and performance of this Agreement and, if applicable, the Deposit Agreement and the Warrant Agreement by the Company, the consummation of the transactions contemplated hereby and, if applicable, thereby and the application of the proceeds from the sale of the Underwritten Securities as described under “Use of Proceeds” in the Registration Statement and the Prospectus, except for the registration of the Underwritten Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the sale of the Underwritten Securities.

(xiii)	Except as identified in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(xiv)	The Company has not sold or issued any securities that would be required to be integrated with the sale and delivery of the Underwritten Securities contemplated by this Agreement pursuant to the Securities Act or the Securities Act Rules and Regulations.

(xv)	Since [ ], except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material change in the capital stock or long term debt of the Company, KDA or Kohlberg Funding or any material adverse change in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company, KDA and Kohlberg Funding taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvi)

Since the date as of which information is given in the Prospectus and except as may otherwise be described in the Prospectus and the General Disclosure Package, the Company has not (A) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business; (B) entered into any material transaction not in the ordinary course of business; or (C) declared or paid any dividend on its capital stock.

(xvii)	The financial statements (including the related notes and supporting schedules) included in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(xviii)	[ ], who has audited certain financial statements of the Company, whose report appears in the Prospectus and who have delivered their letter referred to in Section 6(e) hereof, are independent public accountants as required by the Securities Act, the Investment Company Act, the Rules and Regulations and the rules of the Public Company Accounting Oversight Board.

(xix)	The Company, KDA and Kohlberg Funding have good and marketable title in fee simple to all real property, have valid rights to lease or otherwise use and have good and marketable title to all personal property owned by them, material to the respective businesses of each of the Company, KDA and Kohlberg Funding, in each case free and clear of all liens, encumbrances and defects, except such as (A) are described in the Registration Statement and the Prospectus; (B) do not materially interfere with the use made and proposed to be made of such property by the Company, KDA and Kohlberg Funding; or (C) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all assets held under lease by the Company, KDA and Kohlberg Funding are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company, KDA and Kohlberg Funding.

(xx)	The statistical and market related data included under the caption “Business” in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxi)	Neither the Company, KDA nor Kohlberg Funding is and, after giving effect to the offering and sale of the Underwritten Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement and the Prospectus, will be, required to register as a “registered management investment company” under the Investment Company Act.

(xxii)

(A) The Company has duly elected to be regulated by the Commission as a business development company (“BDC”) under the Investment Company Act, and no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission. Subject to the filing of the Registration Statement and the Prospectus, all required action has been taken by the Company under the

Securities Act and the Investment Company Act to make the public offering and consummate the sale of the Underwritten Securities as provided in this Agreement; (B) the provisions of the Company’s charter and bylaws and the investment objective, policies and restrictions described in the Registration Statement and the Prospectus, assuming they are implemented as described, will comply in all material respects with the requirements of the Investment Company Act; and (C) the operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to BDCs.

(xxiii)	When the Notification of Election was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of the Investment Company Act and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xxiv)	There are no legal or governmental proceedings pending to which the Company, KDA or Kohlberg Funding is a party or of which any property or assets of the Company, KDA or Kohlberg Funding is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or, if applicable, the Deposit Agreement and the Warrant Agreement or the consummation of the transactions contemplated hereby or, if applicable, thereby; and to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(xxv)	There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement that are not described and filed as required; and that statements made in the Registration Statement and the Prospectus under the captions “Election to be Regulated as a Business Development Company and a Regulated Investment Company,” “Distributions,” “Determination of Net Asset Value,” “Regulation,” “Certain U.S. Federal Income Tax Considerations,” “Description of Capital Stock” and “Shares Eligible for Future Sale,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(xxvi)	Except as described in the Registration Statement and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement or the Prospectus which is not so described.

(xxvii)	No labor disturbance by the employees of the Company, KDA or Kohlberg Funding exists or, to the knowledge of the Company, is threatened that would reasonably be expected to have a Material Adverse Effect.

(xxviii)	(A) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), would have any liability (each a “Plan”), has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code except where failure to so comply would not reasonably be expected to have Material Adverse Effect; (B) with respect to each Plan subject to Title IV of ERISA (1) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (2) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (3) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (4) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA)); and (C) each Plan that is intended to be qualified under Section 401(a) of the Code has received a prototype determination or opinion letter to the effect that the form of such Plan is so qualified and the company and, as to the form of such Plan, the Plan may rely on such letter or opinion (without an individual application) under applicable the rules of the Internal Revenue Service, and, to the knowledge of the Company nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(xxix)	The Company, KDA and Kohlberg Funding have (A) filed all Federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and all such tax returns are true, complete and correct in all material respects; and (B) paid all material taxes required to be paid, and no tax deficiency has been determined adversely to the Company, KDA or Kohlberg Funding, nor does the Company, KDA or Kohlberg Funding have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxx)	Commencing with its short taxable year ended December 31, 2006, the Company has qualified as a regulated investment company (“RIC”) (within the meaning of Section 851(a) of the Code).

(xxxi)

Neither the Company, KDA nor Kohlberg Funding (A) is in violation of its charter, bylaws or other organizational documents; (B) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject; or (C) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (B) and (C), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxii)	The Company makes and keeps accurate books and records and the Company maintains effective internal control over financial reporting as defined in Rule 13a-15 of the Exchange Act Rules and Regulations and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxiii)	(A) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 of the Exchange Act Rules and Regulations); (B) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made; and (C) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xxxiv)	There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and the rules and regulations promulgated thereunder.

(xxxv)

The Company, KDA and Kohlberg Funding have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement and the Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company, KDA and Kohlberg Funding has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(xxxvi)	The Company, KDA and Kohlberg Funding own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(xxxvii)	Neither the Company, KDA nor Kohlberg Funding is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Affect.

(xxxviii)	KDA is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on its limited liability company interests, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as described in or contemplated in the Registration Statement and the Prospectus.

(xxxix)	Neither the Company, KDA nor Kohlberg Funding, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company, KDA or Kohlberg Funding, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xl)	The operations of the Company, KDA and Kohlberg Funding are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, KDA or Kohlberg Funding with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(xli)	Neither the Company, KDA nor Kohlberg Funding nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company, KDA or Kohlberg Funding is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly knowingly use the proceeds of the offering, or lend, contribute or otherwise knowingly make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xlii)	The Company has not distributed and, prior to the completion of the distribution of the Underwritten Securities, will not distribute any offering material in connection with the offering and sale of the Underwritten Securities other than any Preliminary Prospectus, any Prospectus or any statement made in accordance with Rule 482 of the Securities Act Rules and Regulations (a “Rule 482 Statement”) to which the Representatives have consented.

(xliii)	The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Underwritten Securities; (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, the Securities; and (C) will not, until the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Underwritten Securities, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(xliv)	[ ] have approved [ ] for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.

(b)	Any certificate signed by any officer of the Company and delivered to the Underwriters in connection with the offering and sale of the Underwritten Securities shall be deemed a representation and warranty by the Company as to matters covered thereby to such Underwriters.

2.	Purchase of the Underwritten Securities by the Underwriters.

(a)	On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Initial Securities to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of the Initial Securities set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Initial Securities shall be rounded among the Underwriters to avoid fractional securities, as the Representatives may determine.

(b)	In addition, the Company grants to the Underwriters an option to purchase up to [ ] additional shares of Option Securities. Such option is exercisable in the event that the Underwriters sell more securities than the number of Initial Securities in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Securities (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Securities to be sold on such Delivery Date as the number of Initial Securities set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Initial Securities.

(c)	The price of both the Initial Securities and any Option Securities purchased by the Underwriters shall be $[ ] per [ ]. The Company shall not be obligated to deliver any of the Initial Securities or Option Securities to be delivered on the applicable Delivery Date, except upon payment for all such Underwritten Securities to be purchased on such Delivery Date as provided herein.

3.	Offering of Securities by the Underwriters. Upon authorization by the Representatives of the release of the Initial Securities, the several Underwriters propose to offer the Initial Securities for sale upon the terms and conditions to be set forth in the Prospectus.

4.	Delivery of and Payment for the Underwritten Securities.

(a)	Delivery of and payment for the Initial Securities shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Initial Securities shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Initial Securities being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Initial Securities through the facilities of the Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(b)

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part on not more than one occasion by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option

Securities as to which the option is being exercised, the names in which the Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Representatives, when the Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Securities are delivered is sometimes referred to as an “Option Securities Delivery Date,” and the Initial Delivery Date and any Option Securities Delivery Date are sometimes each referred to as a “Delivery Date.”

(c)	Delivery of the Option Securities by the Company and payment for the Option Securities by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On the Option Securities Delivery Date, the Company shall deliver or cause to be delivered the Option Securities to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the aggregate purchase price of the Option Securities being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Securities through the facilities of DTC unless the Representatives shall otherwise instruct.

5.	Further Agreements of the Company and the Underwriters.

(a)	The Company agrees:

(i)

During any period that a prospectus relating to the Underwritten Securities is required to be delivered under the Securities Act (but in any event through the applicable Delivery Date), (A) to comply with the requirements of Rule 415, Rule 430C and Rule 497 of the Securities Act Rules and Regulations; (B) to prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 497 of the Securities Act Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; (C) to make no further amendment or any supplement to the Registration Statement or the Prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof (unless in the reasonable determination of the Company such amendment or supplement is required by applicable law); (D) to advise the Representatives, promptly after it receives notice thereof, of the time when any or amendment or supplement to the Registration Statement (including any filing pursuant to Rule 462(b) of the Securities Act Rules and Regulations) or the Prospectus has been filed and to furnish the Representatives with copies thereof; and (E) to advise the Representatives, promptly after it receives notice thereof of (i) the time when any post-effective amendment to the Registration Statement shall become effective; (ii) the receipt of any comments from the Commission; (iii) the request by the Commission for any amendment to the Registration Statement; (iv) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus; (v) the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction (vi) the initiation or threatening of any proceeding or examination for any such purpose; or (vii) any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or for additional information related to the Registration Statement or the offering contemplated thereby; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus suspending any such qualification, to use promptly its commercially reasonable best efforts to obtain its withdrawal;

(ii)	To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii)	To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) any Rule 482 Statement and (D) if the delivery of a Prospectus is required at any time after the date hereof in connection with the offering or sale of the Underwritten Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance. The copies of the Registration Statement, any Preliminary Prospectus, Prospectus or amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, expect to the extent permitted by Regulation S-T;

(iv)	To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission; prior to filing with the Commission any amendment or supplement to the Registration Statement or to the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters;

(v)	To use its commercially reasonable best efforts to comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Agreement and in the Prospectus. If any time when a Prospectus is required by the Securities Act to be delivered in connection with the sale of the Underwritten Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to the purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to 5(iv), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request;

(vi)	If there occurs an event or development prior to the Initial Delivery Date as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, to promptly notify the Underwriters so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented (at the sole cost to the Company);

(vii)	As soon as reasonably practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, at least 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and KDA (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158 of the Securities Act Rules and Regulations);

(viii)	During the period during which the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time period required by the Exchange Act and the rules and regulations of the Commission thereunder;

(ix)

Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Underwritten Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Underwritten Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(x)	For a period commencing on the date hereof and ending on the [ ] day after the date of the Prospectus (the “Lock Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by the Company at any time during such [ ]-day period) any Underwritten Securities or securities convertible into or exchangeable for Underwritten Securities (other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Underwritten Securities or securities convertible into or exchangeable for Underwritten Securities (other than the grant of options pursuant to any equity plans), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Underwritten Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Underwritten Securities or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Underwritten Securities or securities convertible, exercisable or exchangeable into Underwritten Securities or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of [ ] on behalf of the Underwriters, and to cause each officer, director and stockholder of the Company set forth on Schedule 2 hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock Up Agreements”) relating to the lock-up periods shown on Schedule 2 hereto; notwithstanding the foregoing, if (1) during the last [ ] days of the Lock Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock Up Period, the Company announces that it will release earnings results during the [ ]-day period beginning on the last day of the Lock Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the [ ]-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless [ ], on behalf of the Underwriters, waives such extension in writing;

(xi)	To apply the net proceeds from the sale of the Underwritten Securities being sold by the Company as set forth in the Prospectus and the General Disclosure Package under “Use of Proceeds”;

(xii)	To use it commercially reasonable efforts to effect and maintain its qualification of [ ] on [ ];

(xiii)

When and to the extent required by law, comply in all material respects with all applicable securities and other laws, rules and regulations, including without limitation, the Sarbanes Oxley Act, and will use their best efforts to cause their respective officers, directors, trustees, employees and partners, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including without limitation, the Sarbanes Oxley Act;

(xiv)	To, during a period of at least 12 months from the Initial Delivery Date, use its commercially reasonable efforts to maintain its status as a BDC under the Investment Company Act; provided, however, the Company may cease to be, or withdraw its election as a BDC under the Investment Company Act, with the approval of its board of directors and a vote of its stockholders as required by Section 58 of the Investment Company Act, or a successor provision; and

(xv)	To use its commercially reasonable efforts to maintain its qualification as a RIC under the Code for each taxable year during which it is a BDC under the Investment Company Act.

6.	Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Underwritten Securities, involving any stamp or transfer taxes in connection with the original issuance and sale of the Underwritten Securities and any Warrant Securities issuable upon exercise of the Warrants, and the preparation and printing of certificates for the foregoing; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, any other related documents in connection with the offering, purchase, sale and delivery of the Underwritten Securities and, if applicable, the Warrant Agreement, the Certificate of Designation and the Deposit Agreement; (e) any required review by the FINRA of the terms of sale of the Underwritten Securities (including related fees and expenses of counsel to the Underwriters not to exceed $[ ] in the aggregate); (f) the inclusion of the Underwritten Securities or, if applicable, any Warrant Securities on [ ]; (g) the qualification of the Underwritten Securities under the securities laws of the several jurisdictions as provided in Section 5(ix) and the preparation, printing and distribution of a blue sky memorandum (including related fees and expenses of counsel to the Underwriters); (h) the investor presentations on any “road show” undertaken in connection with the marketing of the Underwritten Securities, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the officers of the Company and one-half of the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement and any transfer taxes payable in connection with its sales of Underwritten Securities to the Underwriters, provided that, except as provided in this Section 6 and Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Underwritten Securities which they may sell and the expenses of advertising any such offering of the Underwritten Securities made by the Underwriters, and the travel and lodging expenses of the Underwriters and one-half the cost of any aircraft chartered in connection with the roadshow.

7.	Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)	The Registration Statement (including any filing pursuant to Rule 462(b) of the Securities Act Rules and Regulations), has become effective; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. A prospectus containing the Rule 430C Information shall have been filed with the Commission in accordance with Rule 497 of the Securities Act Rules and Regulations.

(b)	No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of [ ], counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)	All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Underwritten Securities, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)	Ropes & Gray LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, and covering the matters substantially in the form attached hereto as Exhibit B-1, along with its negative assurance letter substantially in the form attached hereto as Exhibit B-2.

(e)	The Representatives shall have received from [ ], counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Underwritten Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)	At the time of execution of this Agreement, the Representatives shall have received from [ ] a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)	With respect to the letter of [ ] referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have caused [ ] to furnish to the Representatives a letter (the “bring down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h)	The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, executed on its behalf by its (a) Chief Executive Officer or President or equivalent officer (or other authorized officer) and (b) its Chief Financial Officer or equivalent officer (or other authorized officer) stating that:

(i)	The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, except for any such representation or warranty that speaks only as of an earlier date or time, which is true and correct as of such earlier specified date and time, and the Company has complied in all material respects with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)	No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii)	They have reviewed the Registration Statement, the Prospectus and the General Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the General Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that is required to be set forth and which has not been set forth in a supplement or amendment to the Registration Statement or the Prospectus;

(i)	Prior to such Delivery Date, the Company and KDA shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j)	(A) Neither the Company nor KDA shall have sustained since the date of their respective formation, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (B) since such date there shall not have been any change in the capital stock (except as otherwise disclosed in the Preliminary Prospectus) or long term debt of the Company or KDA or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and KDA taken as a whole, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Underwritten Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k)	Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, The NASDAQ Global Select Market or the American Stock Exchange, or trading in any securities of the Company on any exchange, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by United States Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Underwritten Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)	[ ] shall have approved [ ] for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.

(m)	The Lock Up Agreements, in substantially the form attached hereto as Exhibit A, between the Representatives and the officers, directors and stockholders of the Company set forth on Schedule 2, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.	Indemnification and Contribution.

(a)

The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Underwritten Securities), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, including the Rule 430C Information (including the information on Schedule B hereto), or the General Disclosure Package; (B) any Rule 482 Statement; (C) any Marketing Materials or (D) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Underwritten Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, including the Rule 430C Information (including the information on Schedule B hereto), the General Disclosure Package, any Rule 482 Statement, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made in the case of any Preliminary Prospectus or Rule 482 Statement, or any amendment or supplement thereto, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Underwritten Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any such amendment or supplement thereto, including the Rule 430C Information (including the information on Schedule B hereto), the General Disclosure Package, any Rule 482 Statement, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)

Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any amendment or supplement thereto, including the Rule 430C Information (including the information on Schedule B hereto), the General Disclosure Package, any Rule 482 Statement, any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any amendment or supplement thereto, the Rule 430C Information (including the information on Schedule B hereto), the General Disclosure Package, any Rule 482 Statement, any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made in the case of any Preliminary Prospectus or Rule 482 Statement, or any amendment or supplement thereto, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)

Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if (i) the Company and the Underwriters shall have so mutually agreed; (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded based upon the advice of counsel that there may be legal defenses available to them that are different from or in addition to those available to the Company; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Company, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)

If the indemnification provided for in this Section 8 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage liability or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Underwritten Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage, liability or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Underwritten Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Underwritten Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage liability or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Underwritten Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)	The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of the Preliminary Prospectus and the Registration Statement, the concession and reallowance figures by the Underwriters and number of shares being purchased by such Underwriters, and the paragraphs appearing under the headings “Stabilization and Short Positions” and “Electronic Distribution” in the “Underwriting” section of the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus or in any amendment or supplement thereto, including the Rule 430C Information, any Rule 482 Statement, any Marketing Materials or Blue Sky Application.

9.

Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non defaulting Underwriters shall be obligated to purchase the Underwritten Securities as to which such defaulting Underwriter failed to deliver payment on such Delivery Date in the respective proportions which the number of the Initial Securities set forth opposite the name of each remaining non defaulting Underwriter in Schedule 1 hereto bears to the total number of the Initial Securities set forth opposite the names of all the remaining non defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non defaulting Underwriters shall not be obligated to purchase any of the Underwritten Securities on such Delivery Date if the total number of Underwritten Securities as to which the defaulting Underwriter failed to deliver payment on such date exceeds [    ]% of the total number of the Underwritten Securities to be delivered on such Delivery Date, and any remaining non defaulting Underwriter shall not be obligated to purchase more than [    ]% of the number of the Underwritten Securities that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Underwritten Securities to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares as to which the defaulting Underwriter or Underwriters agreed but failed to deliver payment on such Delivery Date, this Agreement (or, with respect to any Option Securities Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Securities) shall terminate without liability on the part of any non defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter”

includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Underwritten Securities that a defaulting Underwriter agreed but failed to purchase. Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Underwritten Securities of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10.	Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Initial Securities if, prior to that time, any of the events described in Sections 7(j) and 7(k) shall have occurred or if the Underwriters shall decline to purchase the Underwritten Securities for any reason permitted under this Agreement.

11.	Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Underwritten Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Underwritten Securities for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out of pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Underwritten Securities, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.	Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.

No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Underwritten Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Underwritten Securities, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14.	Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)	if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to:

[    ]

With a copy (for informational purposes only) to:

[    ]

And in the case of any notice pursuant to Section 7(d), a copy to:

[    ]

(b)	if to the Company, shall be delivered or sent by mail or facsimile transmission to:

Kohlberg Capital Corporation

295 Madison Avenue, 6th Floor

New York, New York 10017

Attention: Michael I. Wirth

Facsimile: (212) 455-8300

With a copy (for informational purposes only) to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention: Craig E. Marcus, Esq.

Facsimile: (617) 951-7050

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by [    ] on behalf of the Representatives.

15.	Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.	Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Underwritten Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.	Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Securities Act Rules and Regulations.

18.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.	Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20.	Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of Page Intentionally Left Blank.]

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

KOHLBERG CAPITAL CORPORATION

By:
Name:
Title:

Accepted:

For itself and as Representative of the several Underwriters named in Schedule 1 hereto

By:
Authorized Representative